Exhibit 10.6

2012 AMENDMENT TO THE

PRIDE INTERNATIONAL, INC.

2007 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective March 16, 2010 and

As Assumed by Ensco plc as of May 31, 2011)

THIS AMENDMENT is effective the 14th of May 2012, by Ensco plc, having its principal office in London, England (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, the board of directors of Pride International, Inc., a Delaware corporation (“Pride”), adopted the Pride International, Inc. 2007 Long-Term Incentive Plan which became effective as of the date of its approval by the stockholders of Pride on May 12, 2007, and was subsequently amended and restated effective as of its approval by Pride stockholders on May 20, 2010 (the “Plan”);

WHEREAS, the Plan was subsequently amended and assumed by the Company in its merger with Pride, effective as of May 31, 2011;

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and approved this 2012 Amendment to the Plan by unanimous written consent on May 8, 2012; and

WHEREAS, the Company now desires to adopt this 2012 Amendment to the Plan for the purpose of (i) deleting the definition of “ADS” in Section 3 of the Plan, (ii) amending the definition of “Common Stock” in Section 3 of the Plan, and (iii) amending Section 5 of the Plan to remove references to ADSs held in reserve by a subsidiary of the Company;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Company hereby adopts the following 2012 Amendment to the Plan:

1. Section 3 of the Plan is hereby amended by deleting the definition “ADS.”

2. The definition of “Common Stock” in Section 3 of the Plan is hereby amended in its entirety to read as follows:

“Common Stock” means Class A ordinary shares of the Company, nominal value US$0.10 per share. All references in the Plan to ADSs shall be read and considered to be references to shares of Common Stock, unless the context otherwise requires, and all references (specific or otherwise) to “stockholders of the Company” shall be read and considered to be references to holders of shares of Common Stock, unless the context otherwise requires, and all provisions of the Plan shall be consistently interpreted and applied.

3. Section 5 of the Plan is hereby amended to read as follows:

(a) Common Stock Available for Awards. Subject to the provisions of Section 17 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed an aggregate of 8,809,471. Effective as of the Effective Date, the following shares of Common Stock shall again be made available for issuance under the Plan: (i) the number of shares of Common Stock that are the subject of

Awards under this Plan or the Prior Plans that are forfeited, terminated or expire unexercised, (ii) any shares of Common Stock related to Awards under this Plan or the Prior Plans that are not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (iii) any shares of Common Stock tendered, any shares of Common Stock deducted or any Award (under this Plan or the Prior Plans) surrendered in connection with the purchase of shares of Common Stock upon the exercise of an Option or SAR awarded pursuant to this Plan or the Prior Plans, or (iv) any shares of Common Stock deducted from the payment of an Award under this Plan or the Prior Plans or any shares of Common Stock tendered by a Participant in connection with the Company’s tax withholding obligations in connection with an Award under this Plan or the Prior Plans. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards. Shares of Common Stock used to satisfy the exercise of Options that are assumed by the Company in connection with the merger between Pride International, Inc. and the Company may be authorized but unissued shares of Common Stock or, if the Committee so determines with respect to Options held by Employees, shares of Common Stock that have been acquired by the trustees of any employee benefit trust established in connection with the Company’s equity incentive plans.

[signatures on next page]

IN WITNESS WHEREOF, the Company has caused this 2012 Amendment to the Pride International, Inc. 2007 Long-Term Incentive Plan to be signed on its behalf by and a its duly authorized officer, effective as first above written.

ENSCO PLC

/s/ Christopher T. Weber
By:	Christopher T. Weber
Its:	Vice President – Treasurer